                         MID CONTINENT BANCSHARES, INC.
              ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 24, 1998

        The undersigned hereby appoints the Board of Directors of Mid Continent Bancshares, Inc. ("Mid-Continent") or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at El Dorado Country Club, 1100 Country Club Lane, El Dorado, Kansas, on February 24, 1998, at 2:00 p.m. and at any and all adjournments thereof, in the following manner:

                                                        FOR   AGAINST   ABSTAIN
                                                        ---   -------   -------

1.      The proposal to approve the Reorganization      [ ]     [ ]       [ ]
        and Merger Agreement (the "Merger Agreement") dated September 2, 1997, by and among Com-mercial Federal Corporation ("Commercial"),
        Commercial Federal Bank, a Federal Savings
        Bank, Mid Continent, and Mid-Continent
        Federal Savings Bank, pursuant to which Mid-
        Continent will be merged with and into
        Commercial, and stockholders of Mid-
        Continent will receive Commercial Common
        Stock, and cash in lieu of fractional
        shares of Commercial Common Stock, for
        each share of Mid Continent Common Stock held by them.

2.      The proposal to approve an amendment to Mid-    [ ]     [ ]       [ ]
        Continent's Articles of Incorporation in connection with the Merger Agreement.

3.      The proposal to adjourn the Meeting to          [ ]     [ ]       [ ]
        permit further solicitation in the event that an insufficient number of shares is present in person or by proxy to approve the Merger Agreement or the Articles Amendment.

                                                        FOR   WITHHELD
                                                        ---   --------

4.      The election as director of all nominees        [ ]     [ ]
        listed below, each for a 3 year term (except as market to the contrary):

        Ron J. McGraw
        Larry R. Goddard

INSTRUCTIONS: To withhold your vote for any individual nominee, insert the
------------
nominee's name on the line provided below.

        -----------------------------------------------

                                                        FOR   AGAINST   ABSTAIN
                                                        ---   -------   -------

5.      The ratification of Deloitte & Touche LLP       [ ]     [ ]       [ ]
        as independent auditors of Mid Continent
        Bancshares, Inc. for the fiscal year ending
        September 30, 1998.

In their discretion, such attorney and proxies are authorized to vote upon such other business an may properly come before the Meeting or any adjournments thereof.

        The Board of Directors recommends a vote "FOR" all of the above listed
                                                  ---
        propositions.

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS
IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.


               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Corporation at the Meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of the Corporation of his or her decision to terminate this proxy.

        The undersigned acknowledges receipt from the Corporation prior to the execution of this proxy of an annual report, a Notice of Annual Meeting of Stockholders and a proxy statement dated January 7, 1998.


                                        Please check here if you
Dated:                  , 1998     [ ]  plan to attend the Meeting.
      ------------------



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PRINT NAME OF STOCKHOLDER                       PRINT NAME OF STOCKHOLDER


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SIGNATURE OF STOCKHOLDER                        SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOP.